EXECUTION VERSION

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of February 28, 2020 by and among FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, a New Jersey real estate investment trust, BERDAN COURT, LLC, a Delaware limited liability company, PIERRE TOWERS, LLC, a New Jersey limited liability company, FREIT REGENCY, LLC, a New Jersey limited liability company, STATION PLACE ON MONMOUTH LLC, a New Jersey limited liability company, WESTWOOD HILLS, L.L.C., a New Jersey limited liability company (each of the foregoing, including the Pierre Property Seller, a “Seller”; and, collectively, “Sellers”) and SINATRA PROPERTIES LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of January 14, 2020 (the “PSA”; all capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the PSA), by and among Sellers and Purchaser, Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, the Properties, including the Pierre Property, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to Section 2.5.7 of the PSA, Sellers or Purchaser may terminate the PSA with respect to the Pierre Property if the Loan Assumption Approval with respect to the Pierre Property is not received by February 28, 2020 (the “Assumption Approval Deadline”);

WHEREAS, on January 28, 2020, the Assumption Loan Lender for the Pierre Property notified the Pierre Property Seller that it would not approve an assignment and assumption of the Pierre Loan to Purchaser or its affiliate; and

WHEREAS, Sellers and Purchaser desire to terminate the PSA solely with respect to the Pierre Property in light of such notice.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendment.

As of the date hereof, Sellers and Purchaser hereby terminate the PSA solely with respect to the Pierre Property. Accordingly, from and after the date hereof, the (i) Pierre Property shall no longer constitute a “Property” for the purposes of the PSA, (ii) the Pierre Property shall be excluded from the property to be sold by Sellers to Purchaser at the Closing, (iii) the Purchase Price payable by Purchaser at the Closing shall be reduced by an amount equal to the Allocated Purchase Price allocated to the Pierre Property as set forth on Schedule I of the PSA, (iv) all of Sellers’ representations, warranties, covenants, liabilities and obligations, and Purchaser’s rights, with respect to the Pierre Property shall be void and of no further force and effect (without limiting the respective rights and obligations of the parties with respect to the Properties other than the Pierre Property and except for matters which expressly survive the termination of the PSA) and (v) the Pierre Property Seller shall no longer be a party to the PSA. In accordance with Section 3.2 of the PSA, Purchaser shall promptly return to Sellers all of the Materials in respect of the Pierre Property.

2.            Miscellaneous.

2.1       Except as modified by this Amendment, the PSA and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. From and after the date hereof, all references in the PSA and in this Amendment to “this Agreement” shall refer to the PSA, as amended by this Amendment.

2.2       In the event of any conflict or inconsistency between the provisions of the PSA and this Amendment, the provisions of this Amendment shall prevail to the extent of such conflict or inconsistency.

2.3       This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Each Seller and Purchaser hereby agree that signatures to this Amendment transmitted by electronic mail in “pdf” format shall have the same force and effect as if original signatures to this Amendment had been delivered.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER:

First Real Estate Investment Trust OF NEW JERSEY,

a New Jersey real estate investment trust

By: /s/ Robert S. Hekemian, Jr.

Name: Robert Hekemian, Jr.

Title: President and Chief Executive Officer

Berdan Court, LLC,

a Delaware limited liability company

By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust, its Sole Member and Sole Manager

By: /s/ Robert S. Hekemian, Jr.

Name: Robert Hekemian, Jr.

Title: President and Chief Executive Officer

Pierre Towers, LLC,

a New Jersey limited liability company

By: S and A Commercial Associates Limited Partnership, a Maryland limited partnership,

its sole member

By: First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust,

its general partner

By: /s/ Robert S. Hekemian, Jr.

Name: Robert Hekemian, Jr.

Title: President and Chief Executive Officer

[First Amendment to Purchase and Sale Agreement]

FREIT Regency, LLC,

a New Jersey limited liability company

By: First Real Estate Investment Trust of New Jersey,

a New Jersey real estate investment trust,

its sole Member and Manager

By: /s/ Robert S. Hekemian, Jr.

Name: Robert Hekemian, Jr.

Title: President and Chief Executive Officer

Station PlaCE on Monmouth LLC,

a New Jersey limited liability company

By: First Real Estate Investment Trust of New Jersey,

a New Jersey real estate investment trust,

its sole Member and Manager

By: /s/ Robert S. Hekemian, Jr.

Name: Robert Hekemian, Jr.

Title: President and Chief Executive Officer

Westwood Hills, L.L.C.,

a New Jersey limited liability company

By: First Real Estate Investment Trust of New Jersey,

a New Jersey real estate investment trust,

its managing member

By: /s/ Robert S. Hekemian, Jr.

Name: Robert Hekemian, Jr.

Title: President and Chief Executive Officer

[Signatures Continue on Following Page]

[First Amendment to Purchase and Sale Agreement]

SINATRA PROPERTIES LLC, a Delaware limited liability company By: /s/ Laurent Morali Name: Laurent Morali Title: Authorized Signatory

[First Amendment to Purchase and Sale Agreement]